BYLAWS
                                       OF
                   ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.,
                              A FLORIDA CORPORATION

                           ARTICLE  I.  SHAREHOLDERS
                           -------------------------

     Section  1.  Annual  Meeting.  The  Annual  Meeting  of Shareholders of the
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Corporation  shall be held in or out of the State of Florida during the month of
March each year at such date and time as shall be designated for any such meeting by the Board of Directors for the purpose of electing Directors and for the transaction of any proper business. The Board of Directors may designate in the notice of Annual Meeting any place, either in or out of the State of Florida, as the place of meeting for any Annual Meeting of the Shareholders. If not so designated in the notice of Annual Meeting, the meeting shall be held at the Corporation's principal office.

     Section  2. Special Meetings. Special meetings of the Shareholders shall be
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held if (a) called by the Board of Directors or (b) the holders of not less than ten percent (10%) of all the votes entitled to be cast on any issue proposed to be considered at the special meeting sign, date and deliver to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. No business shall be transacted at any special meeting unless such business is stated in the notice of the meeting as one of the purposes of that special meeting. The Board of Directors (for special meetings called by the Board of Directors) or an Officer of the Corporation (for special meetings called by the Shareholders) may designate in the notice of special meeting any place, either in or out of the State of Florida, as the place of meeting for such special meeting of the Shareholders, If not so designated in. the notice of special meeting, the meeting shall be held at the Corporation's principal office.


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     Section  3.  Notice  of  Meeting. Notice of each Annual Meeting and special
                  -------------------
meeting of the Shareholders stating the date, time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be delivered to each Shareholder of record entitled to vote at such meeting, no fewer than ten (10) nor more than sixty (60) days before the date of the meeting, either in person, by telegraph, telephone, teletype, facsimile or other form of electronic communication, or by mail or courier service, by or at the direction of the President, the Secretary, or the other person(s) calling the meeting. If mailed, such notice must be by first class mail, except if mailed thirty (30) days or more before the date of the meeting, in which case it may be done by a class other than first class. Such notice shall be deemed to be delivered when deposited in the United States Mail, addressed to the Shareholder at his/her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. All other forms of notice shall be effective when received. Notwithstanding the foregoing, no notice of a meeting of the Shareholders need be given to a Shareholder if (a) an annual report and proxy statements for two (2) consecutive Annual Meetings of Shareholders or (b) all (and at least two (2)) checks in payment of dividends or interest on securities during a twelve-month period, have been sent by first-class United States mail, addressed to the Shareholder at her/his address as it appears on the share transfer books of the Corporation, and returned undeliverable. The obligation of the Corporation to give notice of a meeting of the Shareholders to any such Shareholder shall be reinstated once the Corporation has received a new address for such Shareholder for entry on its share transfer books.

     Section  4.  Notice  of  Adjourned Meeting. If an Annual Meeting or special
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meeting  of the Shareholders is adjourned to a different date, time or place, it shall not be necessary to give any notice of the adjourned meeting if the date, time and place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and any business may be transacted at the adjourned meeting that might have been transacted on the original date of the meeting. If a meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, and the Board of Directors fixes a new record date, notice of the adjourned meeting must be given to persons who are Shareholders as of the new record date who are entitled to notice of the meeting.

     Section 5. Waiver of Notice. A Shareholder may waive any notice required by
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any  statute,  the  Articles  of Incorporation or the Bylaws before or after the date and time stated in. the notice. The waiver must be in writing signed by the Shareholder entitled to such notice, and delivered to the Corporation. Neither the business to be transacted at, nor the purpose of, any Annual Meeting or special meeting of the Shareholders need be specified in any written waiver of notice. Attendance of a Shareholder at a meeting shall constitute a waiver of notice of such meeting, unless the Shareholder objects, at the beginning of the meeting, to the transaction of any business. Attendance shall also constitute a waiver of objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the Shareholder objects to considering the matter when it is presented.

     Section 6. Voting Entitlement of Shares. Each outstanding share, regardless
                ----------------------------
of class, is entitled to one (1) vote on each matter submitted to a vote at a meeting of Shareholders.

     Notwithstanding the foregoing, the shares of the Corporation are not entitled to vote if they are:

     (a) owned, directly or indirectly, by a second corporation, domestic or foreign, and the first corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation; or

     (b) redeemable shares, after notice of redemption is mailed to the holders thereof and a sum sufficient to redeem such shares has been deposited with a bank, trust company, or other financial institution upon an irrevocable obligation to pay the holders the redemption price upon surrender of the shares.

     The  Corporation  may  vote  any shares held by it in a fiduciary capacity.

     Section  7. Proxies. A Shareholder, other person entitled to vote on behalf
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of  a Shareholder or attorney-in-fact may vote the Shareholder's share in person or  by  proxy.

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A  Shareholder may appoint a proxy to vote or otherwise act for such Shareholder by signing an appointment form, either personally or by the Shareholder's attorney-in-fact. A telegram or cablegram appearing to have been transmitted by such person, or a photographic, photostatic, or equivalent reproduction of an appointment form is a sufficient appointment form. An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes, and is valid for up to eleven (11) months unless a longer period is expressly provided in the appointment form, regardless of the death or incapacity of the Shareholder appointing a proxy (unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises the Shareholder's authority under the appointment),


     An appointment of a proxy is revocable by the Shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

     Section 8. Shareholder Quorum and Voting. A majority of the shares entitled
                -----------------------------
to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. This quorum requirement can be changed only by an amendment to the Corporation's Articles of Incorporation. When a specified item of business is required to be voted on by a class or series of stock, a majority of the shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.

     If a quorum exists, action on a matter other than the election of Directors is approved if the votes cast by the holders of the shares represented at the meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action.

     After a quorum has been established at a meeting of the Shareholders, the subsequent withdrawal of Shareholders, so as to reduce the number of shares entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting before or after such withdrawal, or at any adjournment thereof.

     Where a quorum is not present, the holders of a majority of the shares represented, and who would be entitled to vote at a meeting if a quorum were present, may adjourn such meeting from time to time.

     Section  9.  RecordDatean.  Shareholder List. The Board of Directors of the
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Corporation  shall  fix  a record date to determine the Shareholders entitled to notice of a meeting of the Shareholders, to vote, or to take any other action. Such record date may not be more than seventy (70) days before the meeting or action requiring a determination of Shareholders and may not be a date preceding the date upon which the resolution fixing the record date is adopted

     After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names arranged by voting group of all the Shareholders who are entitled to notice of a meeting of the Shareholders, with the address of, and the number and class and series, if any of shares held by, each such Shareholder.

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     The  Shareholder  list  must be available for inspection by any Shareholder for a period of ten (10) days prior to the meeting or such shorter time as exists between the record date and the meeting and continuing through the meeting, at the Corporation's principal office, at a place identified in the meeting notice in the city where the meeting will be held, or at the office of the Corporation's transfer agent or registrar. A Shareholder or her/his agent or attorney is entitled on written demand to inspect the list during regular business hours and at the Shareholder's expense, during the period it is available for inspection, on the conditions that: (a) the Shareholder's demand is made in good faith and for a proper purpose, (b) the Shareholder describes with reasonable particularity the Shareholder's purpose and the records the Shareholder desires to inspect and 8 the records are directly connected with the Shareholder's purpose.

     The Corporation shall make the Shareholder list available at the meeting, and any Shareholder or her/his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment,

     The Shareholder list is prima facie evidence of the identity of Shareholders entitled to examine the Shareholder list or to vote at a meeting of Shareholders.

     If the requirements of this section have not been substantially complied with or if the Corporation refuses to allow a Shareholder or her/his agent or attorney to inspect the Shareholder list before or at the meeting, the meeting shall be adjourned until such requirements are complied with on the demand of any Shareholder in person or by proxy who failed to get such access.

     Refusal or failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

     Section  10.  Action by Shareholders Without a Meeting. Any action required
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or  permitted  to  be  taken  at  any  Annual  Meeting or special meeting of the
Shareholders may be taken without a meeting, without prior notice and without a vote. To be effective, the action must be taken by the holders of outstanding stock of each voting group entitled to vote thereon, having not less than the minimum number of votes with respect to each voting group that would be necessary to authorize or take such action at a meeting at which all voting groups and shares entitled to vote thereon were present and voted. To be effective, the action must also be evidenced by one or more written consents describing the action taken, dated and signed by approving Shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the Corporation at its principal office in the State of Florida, its principal place of business, the Secretary of the Corporation, or another officer or agent of the Corporation having custody of the book in which proceedings of meetings of Shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days after the date of the earliest dated consent delivered in the manner required by this section, written consents signed by the number of holders required to take action is delivered to the Corporation by delivery as set forth in this section.

     Any written consent may be revoked prior to the date that the Corporation receives the required number of consents to authorize the proposed action. No revocation is effective unless in

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writing  and  until  received  by the Corporation at its principal office in the
State of Florida or its principal place of business, or received by the Secretary of the Corporation or other officer or agent of the Corporation having custody of the book in which proceedings of meetings of Shareholders are recorded.

     A consent signed under this section has the effect of a meeting vote and may be described as such in any document, and shall be filed with the minutes of proceedings of Shareholders. If the action to which the Shareholders consent is such as would have required the filing of a certificate if such action had been voted on by Shareholders at a meeting thereof, the certificate filed shall state that written consent has been given in accordance with the provisions of this section.

Within ten (10) days after obtaining such authorization by written consent, notice must be given to those Shareholders who have not consented in writing or who are not entitled to vote in the action. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets, the notice shall contain a clear statement of the right of Shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with the provisions of the Florida Business Corporation Act regarding the rights of dissenting Shareholders.

                              ARTICLE II. DIRECTORS
                              ---------------------

     Section  1.  Requirement  for  and Duties of Board of Directors.  Except as
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otherwise  provided by  the  Corporation's  Articles of Incorporation, all
corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.


     Section  2.  Qualifications  and  Number  of  Directors.  Directors must be
                  ------------------------------------------
natural persons who are eighteen (18) years of age or older, but need not be residents of the State of Florida or shareholders of the Corporation. The Board of Directors must consist of one (1) or more individuals. From time to time, the number of Directors may be increased or decreased by resolution of the Board of Directors.

     Section 3. Election and Terms of Directors. Directors shall be elected by a
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plurality  of  the votes cast by the shares entitled to vote at the first Annual
Meeting  of  Shareholders  and  at  each  Annual  Meeting  thereafter.

     The terms of the initial Directors of the Corporation expire at the first Annual Meeting of Shareholders. The terms of all other Directors expire at the next Annual Meeting of Shareholders following their election. Despite the expiration of a Director's term, s/he continues to serve until the Director's successor is elected and qualifies or until there is a decrease in the number of Directors.

     Section  4.  Resignations  of  Directors. A Director of the Corporation may
                  ---------------------------
resign at any time by delivering written notice to the Board of Directors, the Chairman of the Board of Directors, or the Corporation. Such resignation shall take effect when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.

     Section  5.  Removal  of  Directors.  Any  Director  may be removed with or
                  ----------------------
without cause by the Shareholders at a meeting of the Shareholders, provided the notice of the meeting states that the purpose, or one of the purposes, of the meeting is removal of the Director.

     Section  6.  Vacancies.  Any  vacancy  occurring in the Board of Directors,
                  ---------
including any vacancy created by reason of an increase in the number of Directors, may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, or by the Shareholders. The term of a Director elected to fill a vacancy expires at the next meeting of the Shareholders at which Directors are elected.

     Section  7.  Compensation of Directors. The Board of Directors may pay each
                  -------------------------
Director a stated salary as such or a fixed sum for attendance at meetings of the Board of Directors or any committee thereof, or both, and may reimburse each Director for her/his expenses of attendance at each meeting. The Board of Directors may also pay to each such Director rendering services to the Corporation not ordinarily rendered by Directors, as such, special compensation appropriate to the value of such services, as determined by the Board of Directors, from time to time. None of these payments shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. The Board of Directors may determine the compensation of a Director who is also an Officer for service as an Officer as well as for service as a Director.

     Section  8.  Meetings.  The  Board of Directors may hold regular or special
                  ---------
meetings in or out of the State of Florida. Notice of any adjourned meeting shall be given to the Directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of adjournment, to the other Directors. Meetings of the Board of Directors may be called by the Chairman of the Board, the President or any two (2) Directors. Directors shall be deemed present at a meeting of the Board of Directors if a conference telephone or similar communications equipment is used by means of which all persons participating in the meeting may simultaneously hear each other.

     Section  9.  Action  by Directors Without a Meeting. Any action required or
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permitted to be taken by the Board of Directors at a Board of Directors' meeting may be takers without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors. A signed Consent has the effect of a meeting vote and may be described as such in any document. Any such action taken is effective when the last Director signs the Consent, unless the Consent specifies a different effective date.

     Section  10. Notice of Meetings. Regular meetings of the Board of Directors
                  ------------------
may be held without notice of the date, time, place, or purpose of the meeting. Special meetings of the Board of Directors must be preceded by at least one (1) day's notice of the date, time, and place of the meeting. The notice need not describe the purpose of the special meeting. Notice may be communicated in person or by telephone (where oral notice is reasonable under the circumstances), by telecopy, telegraph, teletype or other form of electronic communication, or by mail. Written notice is effective at the earlier of receipt or five (5) days after deposit in the United States mail.

     Section  11.  Waiver  of  Notice.  A  Director may waive the requirement of
                   ------------------
notice of a special meeting of the Board of Directors by signing a waiver of notice either before or after the meeting, The attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place or time of such meeting or the manner in which it has been called or convened, except when at the beginning of the meeting or promptly upon arrival at the meeting, the director states any objection to the transaction of business because the meeting is not lawfully called or convened.

     Section 12. Quorum and Voting. A majority of the Directors shall constitute
                 -----------------
a quorum for the transaction of business at any meeting of the Board of Directors; but if less than such majority is present at the meeting, a majority of the Directors present may adjourn such meeting to another time and place without further notice.

     The affirmative vote of the majority of the Directors present at a meeting at which a quorum is present and where a vote is taken shall be the act of the Board of Directors. A Director who is present at a meeting of the Board of Directors; at which corporate action is taken is presumed to have assented to the action taken unless the Director votes against or abstains from such action or objects at the beginning of the meeting (or promptly upon his/her arrival) to holding it or transacting specified business at the meeting.

     Section  13. Committees. The Board of Directors, by resolution adopted by a
                  ----------
majority of the full Board of Directors, may designate from among its members an executive committee and one (1) or more other committees each of which, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except as limited by the Articles of Incorporation, these Bylaws or law, Sections of these Bylaws which govern meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well. Action required or permitted to be taken at a committee meeting way be taken without a meeting if the action is taken by all members of the committee. The action must be evidenced by one (1) or more written consents describing the action taken and signed by each committee member. Committee members shall be deemed present at a committee meeting if a conference telephone or similar communications equipment is used by means of which all persons participating in the meeting may simultaneously hear each other. Each committee must have two (2) or more members who serve at the pleasure of the Board of Directors. The Board, by resolution adopted by a majority of the full Board of Directors, may designate one (1) or more Directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

     Section  14.  General  Standard  for  Directors.  A  Director shall perform
                   ---------------------------------
her/his duties as a Director, including her/his duties as a member of a committee: (a) in good faith, (b) in a manner the Director reasonably believes to be in the best interest of the Corporation, and 8 with the care an ordinarily prudent person in a like position would exercise under similar circumstances. In performing her/his duties, a Director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by:

     (a) One or more Officers or employees of the Corporation who the Director reasonably believes to be reliable and competent in the matters present,

     (b) Legal counsel, public accountants, or other persons as to matters which the Director reasonably believes are within such person's professional or expert competence, or

     (c) A committee of the Board of Directors of which the Director is not a member if the Director reasonably believes the committee merits confidence.

A Director shall not be considered to be acting in good faith if the Director has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted. In performing her/his duties, a Director may consider such factors as the Director deems relevant, including the long-term prospects and interests of the Corporation and its Shareholders, and the social, economic, legal, or other effects of any action on the employees, suppliers, and customers of the Corporation or its subsidiaries, the communities and society in which the Corporation or its subsidiaries operate, and the economy of the state and the nation.

     Section  15  .  Director  for  Conflicts  of Interest. No contract or other
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transaction  between the Corporation and one (1) or more of its Directors or any other corporation, firm, association or entity in which one (1) or more of its Directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such Director or Directors are present at the meeting of the Board of Directors or a committee thereof that authorizes, approves or ratifies such contract or transaction or because her/his/their votes are counted for such purpose if:

     (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee that authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested Directors; or

     (b) The fact of such relationship or interest is disclosed or known to the Shareholders entitled to vote, and they authorize, approve or ratify such contract or transaction by vote or written consent; or

     (c ) The contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Hoard of Directors, a committee or the Shareholders.

Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof that authorizes, approves or ratifies such contract or transaction. A conflict of interest transaction is authorized, approved, or ratified if it receives the vote of a majority of the shares entitled to be counted under this section. Shares owned by or voted under the control of a Director who has a relationship or interest in a conflict of interest transaction may not be counted in a vote of Shareholders to determine whether to authorize, approve, or ratify a conflict of interest transaction. A majority of the shares, whether or not present, that are entitled to be counted in a vote on a conflict of interest transaction constitutes a quorum for the purpose of taking action under this section.

     Section  16.  Loans  to  Officers,  Directors,  and  Employees' Guaranty of
                   -------------------------------------------------------------
Obligations.  The Corporation may lend money to, guarantee any obligation of, or
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otherwise assist any Officer, Director, or employee of the Corporation or any of its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guaranty, or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty, or other assistance may be with or without interest and may be unsecured or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation.

     Section 17. LiabilityforUnlawful Distributions. A Director who votes for or
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assents  to a distribution made in violation of the Articles of Incorporation or an unlawful distribution as defined in this section is personally liable to the Corporation for the amount of the distribution that exceeds what could have been distributed without violating the Articles of Incorporation or without constituting an unlawful distribution if it is established that s/he did not adhere to the general standards for Directors. An "unlawful distribution" is one that would have the result that (a) the Corporation would not be able to pay its debts as they become due in the usual course of business or (b) the Corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of Shareholders whose preferential rights are superior to those receiving the distribution.

                              ARTICLE III. OFFICERS
                              ---------------------

     Section  1.  Officers.  The  Officers  of  the  Corporation shall include a
                  ---------
President, a Secretary, and a Treasurer, each of whom shall be appointed by the Board of Directors. The Board of Directors, at its discretion, may also choose a Chairman of the Board of Directors (who must be a Director). Such other officers, assistant officers and agents as may be deemed necessary may be appointed by the Board of Directors. The Board of Directors shall delegate to one of the Officers the responsibility for preparing minutes of the meetings of the Shareholders or Directors and for authenticating records of the Corporation. Any two or more offices may be held by the same person.

     Section  2. Appointment and Term of Office. The Officers of the Corporation
                 ------------------------------
shall be appointed at the Organizational Meeting and at each Annual Meeting of the Shareholders following the appointment of Directors. Each Officer shall hold office until the appointment of Directors at the next Annual Meeting of the Shareholders. Despite the expiration of an Officer's term, such Officer will continue to serve until her/his successor is appointed and qualifies.

     Section  3.  Resignation  and Removal of Officers. An Officer may resign at
                  ------------------------------------
any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the

Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date. The Board of Directors may remove any Officer at any time with or without cause. The appointment of an Officer does not itself create rights. An Officer's removal does not affect the Officer's contract rights, if any, with the Corporation. An Officer's resignation does not affect the Corporation's contract rights, if any, with the Officer.

     Section 4. Vacancies. A vacancy in any office may be filled by the Board of
                ---------
Directors  for  the  unexpired  portion  of  the  term.

     Section  5.  Salaries.  The  salaries of the Officers shall be fixed by the
                  --------
Board of Directors and no Officer shall be prevented from receiving such salary by reason of the fact that the Officer is also a Director of the Corporation.

     Section  6.  Chairman. The Chairman, if one has been appointed by the Board
                  --------
of Directors, shall preside, when available, at all meetings of the Shareholders and the Board of Directors. He shall have general executive powers as well as the specific powers conferred by these Bylaws and s/he shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned to her/him by the Board of Directors.

     Section 7. President. The President shall be the chief executive officer of
                ---------
the Corporation, and, under the direction of the Board of Directors, shall have general responsibility for the management and direction of the business, properties and affairs of the Corporation. The President shall have general executive powers, including all powers required by law to be exercised by a president of a corporation as such, as well as the specific powers conferred by these Bylaws or by the Board of Directors.

     Section  8. Vice President. In the absence of the President or in the event
                 --------------
of her/his death, inability or refusal to act, the Vice President, if one has been appointed by the Board of Directors (or in the event there is more than one
(1) Vice President, the Vice Presidents in the order of their appointment), shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President.

     Each Vice President shall have general executive powers as well as the specific powers conferred by these Bylaws. Each Vice President shall also have such further powers and duties as may from time to time be conferred upon, or assigned to, her/him by the Board of Directors or the President.

     Section  9.  Secretary.  The  Secretary  shall  (a) keep the minutes of the
                  ---------
proceedings of the Board of Directors and the Shareholders in one (1) or more books provided for that, purpose, (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law, (c) be custodian of the corporate records and affix the corporate seal to all documents authorizing the use of the corporate seal, (d) be the registrar of the Corporation and keep a register of the mailing address of each Shareholder, which address shall be furnished to the Secretary by the Shareholders, (e) have charge of the stock transfer books of the Corporation, and (f) in general perform all duties incident to the office of Secretary and such other duties assigned to the Secretary by the President or by the Board of Directors.

     Section  10.  Treasurer. The Treasurer shall (a) have charge and custody of
                   ---------
and be responsible for all funds and securities of the Corporation, (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select, and 8 in general perform all of the duties assigned to the Treasurer by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of her/his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

Section  11.  Assistant  Secretaries and Assistant Treasurers. If appointed, the
              -----------------------------------------------
Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them respectively by the President or by the Board of Directors.

                         ARTICLE IV. SHARE CERTIFICATES
                         ------------------------------

     Section  1.  Share  Certificates.  Certificates  representing shares of the
                  -------------------
Corporation shall be in such form as shall be determined by the Board of Directors in accordance with the Florida Business Corporation Act. The share certificates shall state the name of the Corporation and that the Corporation is organized under the laws of the State of Florida; the name of the person to whom issued; and the number and class of shares and the designation of the series, if any, the certificate represents. The certificates shall be signed (either manually or in facsimile) by the President or a Vice President and by the Secretary or an Assistant Secretary and may be sealed with. the corporate seal or a facsimile thereof. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. No certificate shall be issued for any share until such share is fully paid. Consideration in the form of a promise to pay money or to perform services is received by the Corporation at the time of the making of the promise, unless the agreement specifically provides otherwise,

     Section 2. Transfer of Shares. The Corporation or its duly authorized agent
                ------------------
shall register a share certificate presented to it for transfer if (a) the certificate is endorsed or the instruction was originated by the appropriate person or persons, (b) reasonable assurance is given that those endorsements or instructions are genuine and effective,(c)the Corporation or its duly authorized agent has no duty as to adverse claims or has discharged the duty, (d) any applicable law relating to the collection of taxes has been complied with, and
(e) the transfer is in fact rightful or is to a purchaser for value in good faith and without notice of any adverse claim. Any new certificate shall be issued only upon surrender of the old certificate, which shall be cancelled upon the issuance of the new certificate. The person whose name appears as Shareholder on the books of the Corporation shall be deemed by the Corporation to be the owner of the shares for all purposes.

     Section  3. Lost Destroyed and Stolen Share Certificates. If the owner of a
                 --------------------------------------------
share certificate claims the share certificate has been lost, destroyed or wrongfully taken, the Corporation or its duly authorized agent shall issue a new share certificate in the place of the original share certificate if the owner
(a) requests the issuance of a new share certificate before the Corporation or its duly authorized agent has notice that the share certificate has been acquired by a purchaser for value in good faith and without notice of any adverse claim, (b) files with the Corporation or its duly authorized agent a sufficient indemnity bond, and (c) satisfies any other reasonable requirements imposed by the Corporation or its duly authorized agent.

                          ARTICLE V. RECORDS A REPORTS
                          ----------------------------

     Section  1.  Corporate  Records.  The  Corporation shall keep, as permanent
                  ------------------
records, minutes of all meetings of its Shareholders and Board of Directors, a record of all actions taken by the Shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation.

The Corporation shall maintain accurate accounting records and a record of its Shareholders in a form that permits preparation of a list of the names and addresses of all Shareholders in alphabetical order by class of shares and showing the number and series of shares held by each. The Corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

The  Corporation  shall  keep  a  copy  of  the  following  records:

(a) Its Articles or Restated Articles of Incorporation and all amendments to them currently in effect;

(b) Its Bylaws or Restated Bylaws and all amendments to them currently in effect;

(c) Resolutions adopted by its Board of Directors creating one (1) or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding;

(d) The minutes of all meetings of the Shareholders and records of all action taken by Shareholders without a meeting for the past three (3) years;

(e) Written communications to all Shareholders generally or all Shareholders of a class or series within the past three (3) years, including the financial statements furnished to Shareholders under the Florida Business Corporation Act for the past three (3) years;

(f) A list of the names and business street addresses of its current Directors and Officers; and

(g)     Its most recent Annual Report delivered to the Department of State.

     Section  2.  Inspection  of  Records  by  Shareholders.  Any Shareholder is
                  -----------------------------------------
entitled to inspect and copy, during regular business hours at the Corporation's principal office, any of the records of the Corporation described in the preceding section if s/he gives the Corporation written notice of her/his demand at least five (5) business days before the date on which s/he wishes to inspect and copy.

     Any Shareholder is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation if the Shareholder meets the requirements of the following paragraph and gives the Corporation written notice of her/his demand at least five (5) business days before the date on which s/he wishes to inspect and copy:

(a) Excerpts from minutes of any meeting of the Hoard of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the Shareholders, and records of action taken by the Shareholders or Board of Directors without a meeting, to the extent not subject to inspection under the preceding section;

(b)     Accounting  records  of  the  Corporation;

(c)     The  record  of  Shareholders;  and

(d)     Any  other  books  and  records.

     Any Shareholder may inspect and copy the records described in the preceding paragraph only if (i) the Shareholder's demand is made in good faith and for a proper purpose, (ii) the Shareholder describes with reasonable particularity her/his purpose and the records the Shareholder desires to inspect, and (iii) the records are directly connoted with the Shareholder's purpose. For purposes of this section, a "proper purpose" means a proper purpose reasonably related to such person's interest as a Shareholder.

     The Corporation may deny any such demand for inspection if the demand was made far an improper purpose, or if the demanding Shareholder has within two (2) years preceding the demand sold or offered for sale any list of shareholders of the Corporation or any other corporation, has aided or abetted any person in procuring any list of shareholders for any such purpose, or has improperly used any information secured through any prior examination of the records of the Corporation or any other corporation.

     If the Corporation's principal office is outside of Florida, any Shareholder is entitled to inspect and copy, during regular business hours, at a reasonable location in Florida specified by the Corporation, a copy of the Corporation's Bylaws or Restated Bylaws and all amendments to them currently in effect and a list of the names and business street addresses of the current Directors and Officers, if the Shareholder gives the Corporation written notice of her/his demand at least fifteen (15) business days before the date on which the Shareholder wishes to inspect and copy.

     Section  3.  Financial  Statements  for  Shareholders.  Unless  modified by
                  ----------------------------------------
resolution of the Shareholders within one hundred twenty (120) days after the close of each fiscal year, the Corporation shall furnish its Shareholders annual financial statements, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, which statements include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

     If the annual financial statements are reported upon by a public accountant, the accountant's report must accompany them. If not, the statements must be accompanied by a statement of the President or the person responsible for the Corporation's accounting records:

(a) Stating her/his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation; and

(b) Describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

     The Corporation shall mail the annual financial statements to each Shareholder within one hundred twenty (120) days after the close of each fiscal year or within such additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements if, for reasons beyond the Corporation's control, it is unable to prepare its financial statements within the prescribed period. Thereafter, on written request from a Shareholder who was not mailed the statements, the Corporation shall mail the Shareholder the latest annual financial statements.

     Section 4. Other Reports to Shareholders. If the Corporation indemnifies or
                -----------------------------
advances expenses with regard to any proceeding to any Director, Officer, employee, or agent otherwise than by court order or action by the Shareholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the Shareholders with or before the notice of the next meeting of the Shareholders, or prior to such meeting if the indemnification or advance occurs after the giving of such notice but prior to the time such meeting is held, which report shall include a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

     If the Corporation issues or authorizes the issuance of shares for promises to reader services in the future, the Corporation shall report in writing to the Shareholders the number of shares authorized or issued, and the consideration received by the Corporation, with or before the notice of the next meeting of the Shareholders.

     Section  5.  Annual deports. The Corporation shall file with the Department
                  ---------------
of  State  of  the

State of Florida, between January 1 and May 1, inclusive, of the year following the calendar year in which the Corporation was incorporated and of every year thereafter, a sworn report, on such forms and containing such information as the Department of State may prescribe. The information contained in the Annual Report must be current as of the date the Annual Report is executed on behalf of the Corporation.

                           ARTICLE VI., MISCELLANEOUS
                           --------------------------

     Section  1.  Fiscal Year. The fiscal year of the Corporation shall begin on
                  -----------
January 1 of each calendar year and end on December 31 of the same calendar year.

     Section  2.  Dividends.  The  Board  of  Directors  may, from time to time,
                  ----------
declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terns, conditions and limitations provided by the Florida Business Corporation Act.

     Section 3. Corporate Seal. The Board of Directors shall. obtain a corporate
                --------------
seal, which shall be circular in form and shall have inscribed thereon the name of the Corporation and the state of incorporation, or shall obtain a facsimile of the seal.

     Section  4.  Execution  of  Instruments.  All  bills,  notes, checks, other
                  ---------------------------
instruments for the payment of money, agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the President, any Vice President, the Secretary or the Treasurer. Any such instruments may also be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such other manner and by such other Officers, employees or agents of the Corporation as the Board of Directors may direct.

     Section  5.  Indemnification  of Officers, Directors, Employees and Agents.
                  -------------------------------------------------------------
The Corporation may indemnify any person who was or is a party to any proceeding:

     (a) other than an action by or in the right of the Corporation by reason of the fact that s/he is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding including any appeal thereof, if s/he acted in good faith and in a manner s/he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe her/his conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner that s/he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that her/his conduct was unlawful; and

     (b) by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that s/he is or was a Director, Officer, employee or agent of the Corporations, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner s/he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this subsection in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that such court shall deem proper.

     To the extent that a Director, Officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsections (a) or (b), or in defense of any claim, issue or matter therein, s/he shall be indemnified against expenses actually and reasonably incurred by her/him in connection therewith.

     Any indemnification under subsections (a) or (b), unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Director, Officer, employee or agent is proper in the circumstances because s/he has met the applicable standard. of conduct set forth in subsections (a) or (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such proceeding, (ii) if such a quorum is not obtainable or, even if obtainable, by a majority vote of the committee duly designated by the Board of Directors (in which vote Directors who are parties may participate) consisting solely of two (2) or more Directors not at the time parties to the proceeding, (iii) by independent legal counsel
(x) selected by the Board of Directors prescribed in subsection (i) or the committee prescribed in subsection (ii); or (y) if a quorum of the Directors cannot be obtained for subsection (i) and the committee cannot be designated under subsection (ii), selected by majority vote of the full Board. of Directors (in which Directors who are parties may participate); or (iv) by the Shareholders by a majority vote of a quorum consisting of Shareholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of Shareholders who were not parties to such proceeding.

     Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by the preceding paragraph shall evaluate the reasonableness of expenses and may authorize indemnification.

     Expenses incurred by an Officer or Director in defending a civil or criminal proceeding may be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such Director or Officer to repay such amount if s/he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions as the Board of Directors deems appropriate.

     The indemnification and advancement of expenses provided pursuant to this section are not exclusive. The Corporation may make any other or further indemnification or advancement of expenses to any of its Directors, Officers, employees, or agents, under any bylaw, agreement, vote of Shareholders or disinterested Directors, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any Director, Officer, employee, or agent if a judgment or other final adjudication establishes that her/his actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

(a) A violation of the criminal law, unless the Director, Officer, employee or agent had reasonable cause to believe her/his conduct was lawful or had no reasonable cause to believe her/his conduct was unlawful;

(b) A transaction from which the Director, Officer, employee, or agent derived an improper personal benefit;

(c) In the case of a Director, a circumstance under which liability for unlawful distributions may exist; or

(d) Willful misconduct or a conscious disregard for the best interests of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a Shareholder.

     Indemnification and advancement of expenses as provided in this section shall continue unless otherwise provided when authorized or ratified, as to a person who has ceased to be a Director, Officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

     For  purposes  of  this  section:

(a) The term "Corporation" includes, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of a constituent corporation. or is or was serving at the request of a constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, is in the same position under this section with respect to the resulting or surviving corporation as s/he would have with respect to such constituent corporation if its separate existence had continued.

(b)     The  term  "other  enterprises"  includes  employee  benefit  plans;

(c)     The  term  "expenses" includes counsel fees, including those for appeal;

(d) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses actually and reasonably incurred with respect to a proceeding;

(e) The term "proceeding" includes any threatened, pending, or completed action, suit, or other type of proceeding, whether civil, criminal, administrative, or investigative and whether formal or informal;

(f)     The  term  "agent"  includes  a  volunteer;

(g) The term "serving at the request of the corporation" includes any service as a Director, Officer, employee, or agent of the Corporation that imposes duties on such persons, including duties relating to an employee benefit plan and its participants or beneficiaries; and

(h) The term "not opposed to the best interest of the Corporation" describes the actions of a person who acts in good faith and in a manner s/he reasonably believes to be in the best interests of the participants and beneficiaries of an employee benefit plan.

     The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against her/him or incurred by her/him in any such capacity or arising out of her/his status as such, whether or not the Corporation would have the power to indemnify her/him against such liability under the provisions of this section.

                             ARTICLE V11, AMENDMENTS
                             -----------------------

  Section  1.  ByLaws.  The  Shareholders may amend or repeal these Bylaws. The
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Board  of  Directors  may  also amend or repeal these Bylaws without Shareholder action  unless  otherwise  provided  in  the  Florida  Business Corporation Act.

     Section  2.  Articles  of  Incorporation.  The  Board  of  Directors of the
                  ----------------------------
Corporation may propose amendments to the Articles of Incorporation for submission to the Shareholders, and the' Shareholders entitled to vote on such amendments must approve such amendments. Notwithstanding the foregoing, the Board of Directors may adopt amendments to the Articles of Incorporation without Shareholder action: (1) to extend the duration of the Corporation; (2) to delete the names and addresses of the initial directors; (3) to delete the name and address of the initial registered agent or registered office; (4) to delete any other information contained in the Articles of Incorporation that is solely of historical interest; (5) to delete the authorization for a class or series of shares authorized; (6) to change the corporate name; (7) to change the par value for a class or series of shares; or (8) to make any other change expressly permitted without Shareholder action by the Florida Business Corporation Act. Unless otherwise provided in the Articles of Incorporation, the Shareholders of the Corporation may, if the number of Shareholders of the Corporation is 35 or less, amend the Articles of Incorporation without an act of the Directors at a meeting for which notice of the changes to be made is given.